Exhibit (6)(c)

FORM OF INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of this 15th day of December, 2021, by and between PanAgora Asset Management, Inc., a Delaware corporation (the “Adviser”), and the PanAgora Global Diversified Risk Portfolio II, Ltd., a Cayman Island exempted company (the “Company”).

WHEREAS, the Company is a wholly-owned subsidiary of the PanAgora Global Diversified Risk Portfolio II (the “Portfolio”), a series of Brighthouse Funds Trust I (the “Trust”) a Delaware statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”)

WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Company.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Employment of the Adviser. The Company hereby employs the Adviser to manage the investment and reinvestment of the assets of the Company, subject to the control and direction of the Company’s Board of Directors, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Company, the Portfolio or the Trust in any way. The Adviser is hereby granted the authority to (i) place orders for the execution of securities transactions with or through such brokers, dealers or issuers as the Adviser may reasonably select; and (ii) open and maintain brokerage accounts, including the entering into or execution of customer agreements relating thereto, of all types on behalf and in the name of the Company and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Adviser deems desirable or appropriate in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, and subject to the Company’s Charter Documents (as defined below), except as otherwise specified by notice from the Company to the Adviser, the Adviser may, in the name of the Company, place orders for the execution of transactions hereunder with or through any broker, dealer, futures commission merchant, bank or any other agent or counterparty, including affiliates of the Adviser, that the Adviser may select in its own discretion. The Adviser shall not be responsible for any acts or omissions by any such broker(s), futures commission merchant(s), bank(s), or any other agent(s) or counterparties; provided that the Adviser is not negligent in the selection of such broker(s), futures commission merchant(s), bank(s), or any other agent(s) or counterparties.

Copies of the Company’s Memorandum of Association and Articles of Association (collectively, the “Charter Documents”) together with the Trust’s Registration Statement, each as currently in effect, have been or will be delivered to the Adviser prior to the execution of this Agreement. The Company agrees, on an ongoing basis, to notify the Adviser in writing of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio before they become effective and to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission (“SEC”) and amendments to the Charter Documents. The Company will promptly provide the Adviser with any procedures applicable to the Adviser adopted from time to time by the Company’s Board of Directors and agrees to promptly provide the Adviser copies of all amendments thereto before they become effective. The Adviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Company or if applicable, of the Portfolio or Trust, however, (i) until it has received written notice of any such change from the Adviser, (ii) until it has been given a reasonable amount of time to implement such change, and (iii) if such change would cause the Adviser to breach any legal, tax or regulatory requirements applicable to the Adviser, provided that the Adviser shall promptly notify the Company in writing in the event the Adviser determines that implementing any such change would cause the Adviser to breach any legal, tax or regulatory requirements applicable to the Adviser.

The Company shall timely furnish the Adviser with such additional information as may be reasonably necessary for or requested by the Adviser to perform its responsibilities pursuant to this Agreement. The Company shall cooperate with the Adviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Adviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement; provided, however, the Company shall execute and enter into account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with the Adviser’s management of the assets of the Company.

2. Obligations of and Services to be Provided by the Adviser. The Adviser undertakes to provide the following services and to assume the following obligations:

a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Company, all without prior consultation with the Company, subject to and in accordance with (i) the investment objective, policies and restrictions of the Company set forth in the applicable provisions of the Trust’s Registration Statement and the Charter Documents that have been provided to the Adviser, as such Registration Statement and Charter Documents may be amended from time to time, provided (A) Adviser has been given prior notice of, and a reasonable amount of time to implement, any changes or amendments to such documentation, investment objectives, policies and restrictions and (B) any changes or amendments to such documentation, investment objectives, policies and restrictions do not cause the Adviser to breach any legal, tax or regulatory requirements applicable to the Adviser, (ii) any written instructions which the Company’s Board of Directors may issue from time-to-time in accordance therewith, provided Adviser has been given a reasonable amount of time to implement such instructions and such instructions do not cause the Adviser to breach any legal, tax or regulatory requirements applicable to Adviser. In the event the Adviser does not implement any change or amendment to the Trust’s Registration Statement, Charter Documents, investment objectives, policies or restrictions, or any instruction from the Company’s Board of Directors, because such change, amendment or instruction would cause the Adviser to breach any legal, tax or regulatory requirements applicable to the Adviser, then the Adviser shall promptly notify the Company in writing of this fact. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the investment, reinvestment and management of the Company’s assets, including the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same. The Adviser shall render such reports to the Company’s Board of Directors as they may reasonably request concerning the investment activities of the Company, provided that the Adviser shall not be responsible for Company accounting.

b. In connection with the placement of orders for the execution of the portfolio transactions of the Company, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Adviser on behalf of the Company in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act or the applicable provisions of Cayman Islands’ law. All records shall be the property of the Company, provided, however, the Adviser may maintain copies of all such books and records for regulatory purposes, and shall be available for inspection and use by the SEC or other applicable regulator, the Company or any person retained by the Company at all reasonable times. The Adviser will furnish copies of such records to the Company within a reasonable time after receipt of a request from the Company. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

c. The Adviser shall (1) maintain procedures regarding the use of derivatives, and (2) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Company or the Adviser.

d. The Adviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Company, the Trust, the Portfolio or its investment adviser, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Company; and (c) custodian fees and expenses.

e. The Adviser and the Company acknowledge that the Adviser is not the compliance agent for the Company, and does not have access to all of the Company’s books and records necessary to perform certain compliance testing. To the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with the provisions of the Trust’s Registration Statement applicable to the Company and the Charter Documents, written instructions of the Company and any policies adopted by the Company’s Board of Directors applicable to the Company, subject to the terms of this Agreement relating thereto (collectively, the “Charter Requirements”), and in accordance with applicable law, the Adviser shall perform such services based upon its books and records with respect to the Company (as specified in Section 2.b. hereof), which comprise a portion of the Company’s books and records, and upon information and written instructions received from the Trust or the Company’s administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with the terms of this Agreement, the Charter Requirements and applicable law based upon such books and records and such information and instructions provided by the Trust, the Company’s Board of Directors or the Company’s administrator.

f. The Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Company or that the Company will perform comparably with any standard or index, including other clients of the Adviser, whether public or private.

g. The Adviser shall not be responsible for the preparation or filing of any reports required of the Company by any governmental or regulatory agency, except as expressly agreed to in writing.

h. While the parties hereby agree that the Adviser is not primarily responsible for the valuation of the Company’s assets, as the delegate of the Board of Directors of the Company, the Adviser shall provide the Portfolio with information providing the basis for reasonable and good faith fair valuations for any securities or other financial instruments in the Company for which the Adviser deems current market quotations are either not readily available or not reliable. The Adviser will also provide fair valuation information in response to the reasonable inquiry of the Company or the Company’s delegate.

i. The Adviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Adviser’s clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Adviser’s clients in proportion to the purchase and sale orders placed for each client account on any given day. If the Adviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Adviser believes are desirable, the Adviser will allocate the securities the Adviser does buy or sell as part of the combined orders by following the Adviser’s order allocation procedures.

j. The Adviser will not consult with any other subadviser of the Trust concerning transactions of any portfolio of the Trust in securities, other financial instruments or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

k. The Adviser will not advise or take any action on behalf of the Company in any contemplated or actual legal proceedings, including, but not limited to, bankruptcies, tax reclaims or class actions, involving the issuers of securities held or formerly held by the Company.

l. Unless the Company gives the Adviser written instructions to the contrary, the Adviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Company’s shareholders, timely direct the Company’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Company and purchased (or otherwise acquired) by the Adviser.

m. To the extent consistent with applicable law and then current SEC positions and absent instructions from the Company to the contrary, purchase or sell orders for the Company may be aggregated with contemporaneous purchase or sell orders of other clients of the Adviser. In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Company, the Adviser shall seek to obtain for the Company the best execution available. In using its best efforts to obtain for the Company the best execution available, the Adviser, bearing in mind the Company’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of Directors may determine and applicable law, including any relevant SEC Positions, the Adviser may cause the Company to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Company and to other clients of the Adviser as to which the Adviser exercises investment discretion.

n. The Adviser shall not be in breach of this Agreement if it treats income derived by the Company as qualifying income under Code Section 851(b)(2) (“Qualifying Income”) for any period prior to the earlier of (i) its receipt of a written instruction from the Company that such income is not to be considered Qualifying Income or (ii) the issuance of a notice, ruling or other pronouncement by the Internal Revenue Service that such income is not Qualifying Income.

3. Compensation of the Adviser. The Adviser will receive no compensation from the Company under this Agreement, but will be compensated in accordance with the fee schedule set forth in Schedule A to the Sub-Advisory Agreement between Brighthouse Investment Advisers, LLC and the Adviser of even date herewith as such compensation is modified from time to time by the parties to the Sub-Advisory Agreement.

4. Activities of the Adviser. The services of the Adviser hereunder are not to be deemed exclusive and nothing in this Agreement shall limit or restrict the right of the Adviser, its affiliates and any of their principals, members, directors, officers or employees to render the same, similar or dissimilar services to others, to engage in other activities or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association, so long as such other services and activities do not, during the term of this Agreement, interfere with the Adviser’s ability to meet its obligations hereunder. It is understood that the Adviser, its affiliates and their respective principals, members, employees, officers or directors may give advice and take action for its other clients or themselves that may differ from advice given, or the timing or nature of action taken, for the Company. The Adviser is not obligated to initiate transactions for the Company in any security that the Adviser, its affiliates and their respective principals, members, employees, officers or directors may purchase or sell for its or their own accounts or other clients.

5. Use of Names. The Adviser hereby consents to the Company being named the PanAgora Global Diversified Risk Portfolio II, Ltd. The Company shall not use the name “PanAgora” and any of the other names of the Adviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in any prospectus, statement of additional information, sales literature, proxy statement, report to shareholders or other material relating to the Trust or the Company in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Adviser shall not use the name of the Trust or any of their affiliates in any material relating to the Adviser in any manner not approved prior thereto by the Company; provided, however, that the Company shall approve all uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Adviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Company recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name “PanAgora” or any derivative or abbreviation thereof as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with other entities and the other entities may include the name “PanAgora” or any derivative or abbreviation thereof as part of their names.

Upon termination of this Agreement for any reason, the Company shall within 30 days (i) cease and cause the Company, the Portfolio and the Trust to cease all use of the name and mark “PanAgora,” and (ii) take all necessary action to cause the Trust’s Registration Statement, the Charter Documents and any other relevant documentation to be amended to accomplish a change of name and to reflect that the Adviser no longer serves as adviser to the Company.

6. Liability and Indemnification.

a. Except as may otherwise be provided by the 1940 Act, any other U.S. federal securities law or Cayman Islands law, the Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Company or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Company, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Company, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Company Indemnities”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Company Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, Cayman Islands law, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Company or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company or the Trust by the Adviser Indemnitees (as defined below) for use therein.

b. Except as may otherwise be provided by the 1940 Act, any other U.S. federal securities law or Cayman Islands law, the Company and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Company, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Company for, and the Company shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, Cayman Islands law, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Company in the performance of any of its duties or obligations hereunder, (ii) any failure by the Company to properly notify the Adviser of changes to the Registration Statement or any Charter Requirements that leads to any such losses, claims, damages, liabilities or litigation to which any of the Adviser Indemnitees may be subject, (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Company or the omission to state therein a material fact known to the Company or Trust which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or the Trust by a Adviser Indemnitee for use therein, or (iv) the formation and operation of the Company for purposes of generating “qualifying income” pursuant to Subchapter M of the Internal Revenue Code of 1986, as amended..

7. Limitation of Trust’s Liability. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust’s obligations shall be limited to the assets of the Portfolio and the Company and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent (other than the Adviser) of the Trust.

8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of one year and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Company is specifically approved at least annually (i) by vote of the holders of a majority of the outstanding voting securities of the Company or (ii) by vote of a majority of the Company’s Board of Directors and by a vote of a majority of the Trust’s Board of Trustees, and further provides that such continuance is also approved annually by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Trust’s investment adviser. This Agreement may be terminated as to the Company at any time, without payment of any penalty, by the Company’s Board of Directors, by the Trust’s Board of Trustees or by a vote of the majority of the outstanding voting securities of the Company upon 60 days’ prior written notice to the Adviser, or by the Adviser upon 90 days’ prior written notice to the Company, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between Brighthouse Investment Advisers, LLC and the Trust of even date herewith, as amended, or the Subadvisory Agreement between Brighthouse Investment Advisers, LLC and the Adviser of even date herewith. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC or under Cayman Islands law. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act. In conjunction with the termination of this Agreement, the parties agree to negotiate a plan of transition for the Company in good faith. This Agreement may be amended by written instrument at any time by the Adviser and the Company, subject to approval by the Company’s Board of Directors and the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9. Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except (i) as required by law, rule or regulation, (ii) requested by a regulatory authority, (iii) with respect to disclosure to a party’s officers, directors, employees, professional advisers or service providers (“Representatives”) that need to know such information solely in connection with the performance of such party’s duties and obligations under this Agreement and who have been informed of the confidential nature of such information, or (iv) otherwise agreed to in writing by the parties. With respect to confidential information requested by a regulatory authority, the party receiving such request agrees to provide the other party with prompt notice of such request or requirement in order to enable the other party to seek an appropriate protective order or other remedy. The foregoing shall not apply to any information that is public when provided or thereafter becomes public, unless the party receiving the information knows or reasonably should have known that the information became public as a result of a wrongful or illegal act. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential. The Adviser retains all rights in and to any of its proprietary investment models, strategies and approaches used by or on behalf of the Company or the Portfolio and any models, strategies or approaches based upon or derived from them.

The Company hereby consents to the disclosure to third parties of (i) investment results and other data of the Company in connection with providing composite investment results of the Portfolio or the Adviser and (ii) investments and transactions of the Company in connection with providing composite information of clients of the Adviser.

10. Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Custodian. The Company assets shall be maintained in the custody of its custodian. The Adviser is authorized, as agent of the Company, to give instructions to the custodian with respect to the assets of the Company in order to carry out its duties under the terms of this Agreement, including, with respect to the delivery of securities and other investments and payments of cash for the account of the Company. Any assets added to the Company shall be delivered directly to such custodian. The Adviser shall have no liability for the acts or omissions of any custodian of the Company’s assets. Subject to Section 2(c), the Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

13. Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Company:	PanAgora Global Diversified Risk Portfolio II, Ltd. c/o Brighthouse Funds Trust I 285 Madison Avenue New York, NY 10017 Attn: Andrew Gangolf agangolf@brighthousefinancial.com (e-mail)

If to Adviser:	PanAgora Asset Management, Inc. 470 Atlantic Avenue 8th Floor Boston, MA 02210 Attn: Compliance Officer Email: complianceofficer@panagora.com

With copy to: Email: kdowie@panagora.com

14. Qualified Eligible Person and Registration Status. The Company certifies that it is a “Qualified Eligible Person” as defined in Rule 4.7 under the Commodity Exchange Act, as amended, and consents to its treatment as an exempt account under such rule during the term of this Agreement. The Company represents that it and its service providers are in compliance with applicable Commodity Futures Trading Commission (“CFTC”) and National Futures Association registration requirements and the Company’s commodity pool operator (“CPO”) is Brighthouse Investment Advisers, LLC and the Company’s CPO is registered with the National Futures Association as a CPO.

15. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

Pursuant to an exemption from the CFTC in connection with accounts of Qualified Eligible Persons, this brochure or account document is not required to be, and has not been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading advisor disclosure. Consequently, the CFTC has not reviewed or approved this trading program or this brochure or account document.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

PANAGORA GLOBAL DIVERSIFIED RISK PORTFOLIO II, LTD.

By:
Andrew Gangolf
Director

PANAGORA ASSET MANAGEMENT, INC.

By:

Name:

Title: